UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ___________________________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2015 (October 22, 2015)
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 Booz Allen Hamilton Holding Corporation
(Exact name of Registrant as specified in its charter)
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Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 902-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 22, 2015, the Board of Directors (the "Board") of Booz Allen Hamilton Holding Corporation (the "Company") elected Melody C. Barnes as a new member of the Board, effective October 23, 2015, upon the recommendation of the Company's Nominating and Corporate Governance Committee, to fill the vacancy on the Board following the resignation of Allan M. Holt on June 15, 2015. Ms. Barnes will serve for a term expiring at the Company’s 2016 annual meeting of stockholders. Ms. Barnes has been appointed to serve on the Board’s Compensation and Nominating and Corporate Governance Committees.
Ms. Barnes has most recently served as Vice Provost, Global Student Leadership Initiatives, and a Senior Fellow in the Robert F. Wagner School of Public Service at New York University since 2013. She is also Co-Founder and Principal of MB Squared Solutions LLC, a domestic policy strategy firm, Chair of the Aspen Institute Forum for Community Solutions and serves as a director at Ventas, Inc., a real estate investment trust. From 2009 to 2013, she served President Barack Obama as an Assistant to the President and as the Director of the Domestic Policy Council, which coordinates the domestic policy-making process in the White House. Before serving in the White House, Ms. Barnes was the Senior Domestic Policy Advisor to President Obama’s campaign. From 2005 to 2008, Ms. Barnes was the Executive Vice President for Policy at the Center for American Progress, where she had previously been a Senior Fellow from 2003 to 2005. She also served as Chief Counsel to Sen. Edward M. Kennedy on the Senate Judiciary Committee from 1998 to 2003, and as his General Counsel from 1995 to 1998.. In those capacities - and as Director of Legislative Affairs for the U.S. Equal Employment Opportunity Commission and assistant counsel to the U.S. House of Representatives Judiciary Subcommittee on Civil and Constitutional Rights - she worked extensively on public policy pertaining to civil rights, women’s health, religious liberties, and commercial law.
Ms. Barnes will receive a pro rata portion of the standard compensation for service on the Board. For the period beginning on August 1, 2015 through July 31, 2016, the standard compensation for the Company’s unaffiliated directors is equal to $200,000, to be paid $110,000 in restricted shares of Class A Common Stock of the Company, par value $0.01 (the "Restricted Common Stock"), granted under our Equity Incentive Plan, and $90,000 in either cash, Restricted Common Stock, or a combination thereof as elected by the director. In addition, the Company entered into an indemnification agreement with Ms. Barnes pursuant to which the Company is required to indemnify Ms. Barnes against certain liabilities which may arise by reason of her status or service as a director and to advance expenses to her, subject to reimbursement if it is determined that she is not entitled to indemnification. The form of such indemnification agreement has been filed as exhibit 10.23 to the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on June 21, 2010, as last amended on November 8, 2010.
A copy of a press release dated October 23, 2015 announcing Ms. Barnes' appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 23, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY: /s/ Kevin L. Cook
Kevin L. Cook
Executive Vice President, Chief Financial Officer and Treasurer
Date: October 23, 2015

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 23, 2015